Exhibit 99.1

Jennifer Han

(914) 288-8100

ACADIA REALTY TRUST REPORTS FIRST QUARTER OPERATING RESULTS

RYE, NY (May 02, 2023) - Acadia Realty Trust (NYSE: AKR) (“Acadia” or the “Company”) today reported operating results for the quarter ended March 31, 2023. For the quarter ended March 31, 2023, net earnings per share was $0.14. All per share amounts are on a fully-diluted basis, where applicable. Acadia operates dual platforms, comprised of a high-quality core real estate portfolio (“Core Portfolio”), through which the Company owns and operates retail assets in the nation’s most dynamic corridors, and a series of discretionary, institutional funds (“Funds”) that target opportunistic and value-add investments.

Please refer to the tables and notes accompanying this press release for further details on operating results and additional disclosures related to net income (loss), funds from operations ("FFO") as per NAREIT and Before Special Items, net property operating income ("NOI") and same-property NOI.

First Quarter and Recent Highlights

•
First Quarter Earnings and Operating Results:
o
NAREIT FFO and FFO Before Special Items per share of $0.40
o
Driven by its Street portfolio, generated an increase in same-property NOI of 7.0% within its Core Portfolio
•
Core Portfolio Leasing:
o
Generated GAAP and cash leasing spreads of 22.3% and 9.9%, respectively, on new and renewal leases
o
As of March 31, 2023, the Core Portfolio was 94.6% leased and 92.8% occupied, compared to leased and occupied rates of 94.9% and 92.7% as of December 31, 2022 (refer to detailed discussion below further describing first quarter events impacting occupancy percentages from December 31, 2022 to March 31, 2023)
•
Fund Transactional Activity:
o
As previously announced, completed a Fund V acquisition in suburban New York for $62.1 million
o
As previously announced, recognized approximately $11.3 million, or $0.11 per share of Acadia's share of the Albertsons Special Dividend ("Special Dividend")
•
Balance Sheet:
o
Substantially all of the Core Portfolio debt was fixed or effectively fixed, inclusive of swap contracts, at a blended rate of 4.25% as of March 31, 2023
•
Guidance Update:
o
Increased annual 2023 guidance as follows:
▪
Net earnings per share to $0.16 - $0.23 from $0.14 - $0.23
▪
NAREIT FFO per share to $1.19 - $1.26 from $1.17 - $1.26
▪
FFO Before Special Items per share to $1.19 - $1.26 from $1.17 - $1.26

“We are very pleased with a simple ‘beat and raise quarter’ with the upside driven by internal growth. Despite pressures from rising interest rates, we were able to achieve robust growth in the first quarter, which is reflective of the multi-year embedded growth that we see from our existing portfolio. Looking forward, we remain confident in meeting our internal growth expectations coming from lease-up, contractual rent steps, rebounding market rents and the execution of our value-add business plan on recently acquired properties,” stated Kenneth F. Bernstein, President and CEO of Acadia. “While we have visibility on the internal growth leading to earnings growth, we are also prepared to take advantage of external growth opportunities by leveraging our institutional relationships which will add further accretion to our earnings.”

CORE PORTFOLIO OPERATING RESULTS

The Company had net earnings per share of $0.14, NAREIT FFO per share of $0.40 and FFO Before Special Items per share of $0.40 for the quarter ended March 31, 2023. Please refer to the Consolidated Financial Results section below for additional details.

Driven by a combination of market rent growth, lease-up and contractual rent increases within its Street portfolio, the Company's same-property NOI, excluding redevelopments, increased 7.0% for the quarter ended March 31, 2023.

CORE PORTFOLIO LEASING UPDATE

During the quarter ended March 31, 2023, GAAP and cash leasing spreads were 22.3% and 9.9%, respectively, on 17 new and renewal leases aggregating approximately 55,000 square feet.

As of March 31, 2023, the Core Portfolio was 94.6% leased and 92.8% occupied. As of December 31, 2022, the Core Portfolio was 94.9% leased and 92.7% occupied. The leased rate includes space that is leased but not yet occupied and excludes development and redevelopment properties.

As previously announced, the Company placed its North Michigan Avenue assets within the Core Portfolio into redevelopment during the first quarter of 2023 (and thus are excluded from Core occupancy metrics).

Additionally, as part of its initial accretive acquisition plan, the Company successfully recaptured two below-market spaces with aggregate GLA of approximately 9,500 square feet during the first quarter of 2023 within its Henderson Avenue portfolio. The planned recapture contributed to a 730-bps decline in occupancy within the Company's Dallas portfolio. The recapture of these spaces will allow the Company to execute its value-add strategy to re-demise and re-tenant this site and is in advanced stages of lease negotiations at rents in excess of its initial underwriting.

As previously announced, during the quarter ended March 31, 2023, the Company signed a lease for the entirety of Bed Bath and Beyond store at Brandywine Town Center in Wilmington, Delaware. The space is being taken by the adjacent tenant, Dick's Sporting Goods, which plans to open in the combined space a flagship House of Sport, its newest comprehensive format. As part of the expansion, Dick's Sporting Goods profitably executed a new 15-year lease covering the combined space. The Bed Bath and Beyond store at Brandywine is one of its two locations within the Company's Core Portfolio.

FUND TRANSACTIONAL ACTIVITY

Fund V

Mohawk Commons (Fund V). As previously announced, in January 2023, Fund V completed the acquisition of a 90% interest in Mohawk Commons in Schenectady, New York for $62.1 million in a joint venture with DLC Management. The investment, which was funded with a new non-recourse mortgage of $39.7 million, is expected to result in mid-teens leveraged returns. This grocery-anchored power center is currently 98% leased and is anchored by Lowe's and a shadow anchor, Target, along with other national junior anchors, including Burlington Coat Factory, PetSmart and Marshalls.

Albertsons Special Dividend

As previously announced, on January 17, 2023, Albertsons Companies, Inc. ("Albertsons") announced that the State of Washington’s Supreme Court denied a motion by the Attorney General of the State of Washington to hear an appeal from the trial court’s denial of its request to enjoin the Company from paying its previously announced $6.85 per common share of the Special Dividend, originally scheduled to be paid November 7, 2022. Albertsons further announced that the temporary restraining order preventing the payment of the Special Divided was lifted as a result of the decision. Albertsons paid the Special Dividend on January 20, 2023. Acadia's share of the Special Dividend was approximately $11.3 million, or $0.11 per share, and was recognized in the first quarter of 2023 and is included in Net Promote and Other Transactional Income.

BALANCE SHEET

As of March 31, 2023, substantially all of the Core Portfolio debt was fixed or effectively fixed, inclusive of interest rate swap contracts at a blended rate of 4.25%.

CONSOLIDATED FINANCIAL RESULTS

A complete reconciliation, in dollars and per share amounts, of (i) net income attributable to Acadia to FFO (as defined by NAREIT and Before Special Items) attributable to common shareholders and common OP Unit holders and (ii) operating income to NOI is included in the financial tables of this release. Amounts discussed below are net of noncontrolling interests and all per share amounts are on a fully-diluted basis.

Net Income

Net income attributable to Acadia for the quarter ended March 31, 2023, was $13.1 million, or $0.14 per share, which included $11.3 million, or $0.11 per share, from the receipt of the Special Dividend.

Net income attributable to Acadia for the quarter ended March 31, 2022, was $16.6 million, or $0.18 per share, which included: (i) $8.3 million gain, or $0.08 per share, on dispositions and (ii) $3.6 million, or $0.04 per share, primarily from the unrealized mark-to-market holding gain on its investment in Albertsons supermarkets, offset by $0.9 million, or $0.01 per share for net acquisition and transaction costs from a Core acquisition.

FFO as Defined by NAREIT

FFO as defined by NAREIT for the quarter ended March 31, 2023 was $40.7 million, or $0.40 per share, which included $11.3 million, or $0.11 per share, from the receipt of the Special Dividend.

FFO as defined by NAREIT for the quarter ended March 31, 2022 was $35.4 million, or $0.36 per share, and included $3.6 million, or $0.04 per share, primarily from the unrealized mark-to-market holding gain on Albertsons and (ii) $1.5 million, or $0.01 per share from the Fund III disposition of its interest in Self Storage Management.

FFO Before Special Items

FFO Before Special Items for the quarter ended March 31, 2023 was $40.7 million, or $0.40 per share, which included $11.3 million, or $0.11 per share, from the receipt of the Special Dividend. The unrealized mark-to-market holding gain on Albertsons was insignificant for the quarter ended March 31, 2023. Therefore, FFO Before Special Items and FFO as defined by NAREIT for the quarter ended March 31, 2023 were both $0.40 per share.

FFO Before Special Items for the quarter ended March 31, 2022 was $32.7 million, or $0.33 per share, which excluded $3.6 million, or $0.04 per share, primarily from the unrealized mark-to-market holding gain on Albertsons offset by $0.9 million, or $0.01 per share for net acquisition and transaction costs from a Core acquisition.

GUIDANCE

The Company increased its annual 2023 guidance as follows:

•
Net earnings per share to $0.16 - $0.23 from $0.14 - $0.23
•
NAREIT FFO per share to $1.19 - $1.26 from $1.17 - $1.26
•
FFO Before Special Items per share to $1.19 - $1.26 from $1.17 - $1.26

2023 Guidance
	Revised	Prior

Net earnings per share attributable to Acadia	$0.16 to $0.23	$0.14 to $0.23
Depreciation of real estate and amortization of leasing costs (net of noncontrolling interest share)	$1.01	$1.01
Impairment charges (net of noncontrolling interest share)	—	—
Gain on disposition of properties (net of noncontrolling interest share)	—	—
Noncontrolling interest in Operating Partnership	0.02	0.02
NAREIT Funds from operations per share attributable to Common Shareholders and Common OP Unit holders	$1.19 to $1.26	$1.17 to $1.26
Unrealized holding loss (gain) (net of noncontrolling interest share)	—	—
Transaction and other related costs	—	—
Funds from operations Before Special Items per share attributable to Common Shareholders and Common OP Unit holders	$1.19 to $1.26	$1.17 to $1.26

CONFERENCE CALL

Management will conduct a conference call on Wednesday, May 3, 2023 at 10:00 AM ET to review the Company’s earnings and operating results. Participant registration and webcast information is listed below.

Live Conference Call:

Date: Wednesday, May 3, 2023

Time: 10:00 AM ET

Participant Registration: First Quarter 2023 Registration

Webcast Listen-only and Replay: www.acadiarealty.com under Investors, Presentations & Events

The Company uses, and intends to use, the Investors page of its website, which can be found at www.acadiarealty.com, as a means of disclosing material nonpublic information and of complying with its disclosure obligations under Regulation FD, including, without limitation, through the posting of investor presentations that may include material nonpublic information. Accordingly, investors should monitor the Investors page, in addition to following the Company’s press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, the website is not incorporated by reference into, and is not a part of, this document.

About Acadia Realty Trust

Acadia Realty Trust is an equity real estate investment trust focused on delivering long-term, profitable growth via its dual – Core Portfolio and Fund – operating platforms and its disciplined, location-driven investment strategy. Acadia Realty Trust is accomplishing this goal by building a best-in-class core real estate portfolio with meaningful concentrations of assets in the nation’s most dynamic corridors; making profitable opportunistic and value-add investments through its series of discretionary, institutional funds; and maintaining a strong balance sheet. For further information, please visit www.acadiarealty.com.

Safe Harbor Statement

Certain statements in this press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Forward-looking statements, which are based on certain assumptions and describe the Company's future plans, strategies and expectations are generally identifiable by the use of words, such as “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project,” or the negative thereof, or other variations thereon or comparable terminology. Forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the Company's actual results and financial performance to be materially different from future results and financial performance expressed or implied by such forward-looking statements (including accretion and guidance statements), including, but not limited to: (i) the economic, political and social impact of, and uncertainty surrounding the COVID-19 Pandemic or future pandemics, including its impact on the Company’s tenants and their ability to make rent and other payments or honor their commitments under existing leases; (ii) macroeconomic conditions, such as a disruption of or lack of access to the capital markets, disruptions and instability in the banking and financial services industries and rising inflation; (iii) the Company’s success in implementing its business strategy and its ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions and investments; (iv) changes in general economic conditions or economic conditions in the markets in which the Company may, from time to time, compete, and their effect on the Company’s revenues, earnings and funding sources; (v) increases in the Company’s borrowing costs as a result of rising inflation, changes in interest rates and other factors, including the discontinuation of the USD London Interbank Offered Rate, which is currently anticipated to occur in 2023; (vi) the Company’s ability to pay down, refinance, restructure or extend its indebtedness as it becomes due; (vii) the Company’s investments in joint ventures and unconsolidated entities, including its lack of sole decision-making authority and its reliance on its joint venture partners’ financial condition; (viii) the Company’s ability to obtain the financial results expected from its development and redevelopment projects; (ix) the tenants’ ability and willingness to renew their leases with the Company upon expiration, the Company’s ability to re-lease its properties on the same or better terms in the event of nonrenewal or in the event the Company exercises its right to replace an existing tenant, and obligations the Company may incur in connection with the replacement of an existing tenant; (x) the Company’s potential liability for environmental matters; (xi) damage to the Company’s properties from catastrophic weather and other natural events, and the physical effects of climate change; (xii) uninsured losses; (xiii) the Company’s ability and willingness to maintain its qualification as a REIT in light of economic, market, legal, tax and other considerations; (xiv) information technology security breaches, including increased cybersecurity risks relating to the use of remote technology; (xv) the loss of key executives; (xvi) the accuracy of the Company’s methodologies and estimates regarding environmental, social and governance (“ESG”) metrics, goals and targets, tenant willingness and ability to collaborate towards reporting ESG metrics and meeting ESG goals and targets, and the impact of governmental regulation on its ESG efforts; and (xvii) the risk that the Company's restatement of certain of its previously issued consolidated financial statements or material weaknesses in internal controls could negatively affect investor confidence and raise reputational issues.

The factors described above are not exhaustive and additional factors could adversely affect the Company’s future results and financial performance, including the risk factors discussed under the section captioned “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, and other periodic or current reports the Company files with the SEC. Any forward-looking statements in this press release speak only as of the date hereof. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any changes in the Company’s expectations with regard thereto or changes in the events, conditions or circumstances on which such forward-looking statements are based.

ACADIA REALTY TRUST AND SUBSIDIARIES

Consolidated Statements of Income (1)

(Dollars and Common Shares in thousands, except per share data)

	Three Months Ended March 31,
	2023	2022
Revenues
Rental income	$80,737	$79,467
Other	1,102	2,040
Total revenues	81,839	81,507

Operating expenses
Depreciation and amortization	33,173	33,713
General and administrative	9,946	11,937
Real estate taxes	11,479	11,280
Property operating	15,133	13,350
Total operating expenses	69,731	70,280

Gain on disposition of properties	—	28,815
Operating income	12,108	40,042

Equity in earnings of unconsolidated affiliates	29	3,130
Interest and other income	4,818	2,935
Realized and unrealized holding gains on investments and other	26,757	15,730
Interest expense	(21,587)	(17,925)
Income from continuing operations before income taxes	22,125	43,912
Income tax (provision) benefit	(123)	185
Net income	22,002	44,097
Net loss attributable to redeemable noncontrolling interests	2,075	—
Net income attributable to noncontrolling interests	(10,717)	(27,259)
Net income attributable to Acadia	$13,360	$16,838

Less: net income attributable to participating securities	(243)	(204)
Net income attributable to Common Shareholders - basic earnings per share	$13,117	$16,634
Income from continuing operations net of income attributable to participating securities for diluted earnings per share	$13,117	$16,634

Weighted average shares for basic earnings per share	95,189	93,286
Weighted average shares for diluted earnings per share	95,189	93,335

Net earnings per share - basic (2)	$0.14	$0.18
Net earnings per share - diluted (2)	$0.14	$0.18

ACADIA REALTY TRUST AND SUBSIDIARIES

Reconciliation of Consolidated Net Income to Funds from Operations (1,3)

(Dollars and Common Shares and Units in thousands, except per share data)

	Three Months Ended March 31,
	2023	2022

Net income attributable to Acadia	$13,360	$16,838

Depreciation of real estate and amortization of leasing costs (net of noncontrolling interests' share)	26,444	24,313
(Gain) on disposition of properties (net of noncontrolling interests' share)	—	(6,876)
Income attributable to Common OP Unit holders	794	998
Distributions - Preferred OP Units	123	123
Funds from operations attributable to Common Shareholders and Common OP Unit holders	$40,721	$35,396

Adjustments for Special Items:
Add back: Acquisition costs, net of bargain purchase gain	—	859
Unrealized holding (gain) (net of noncontrolling interest share) (4)	(66)	(3,570)
Funds from operations before Special Items attributable to Common Shareholders and Common OP Unit holders	$40,655	$32,685

Funds From Operations per Share - Diluted
Basic weighted-average shares outstanding, GAAP earnings	95,189	93,286
Weighted-average OP Units outstanding	6,885	5,313
Assumed conversion of Preferred OP Units to common shares	464	465
Assumed conversion of LTIP units and restricted share units to common shares	1	312
Weighted average number of Common Shares and Common OP Units	102,539	99,376

Diluted Funds from operations, per Common Share and Common OP Unit	$0.40	$0.36

Diluted Funds from operations before Special Items, per Common Share and Common OP Unit	$0.40	$0.33

ACADIA REALTY TRUST AND SUBSIDIARIES

Reconciliation of Consolidated Operating Income to Net Property Operating Income (“NOI”) (1)

(Dollars in thousands)

	Three Months Ended March 31,
	2023	2022

Consolidated operating income	$12,108	$40,042
Add back:
General and administrative	9,946	11,937
Depreciation and amortization	33,173	33,713
Less:
Above/below market rent, straight-line rent and other adjustments	(2,242)	(6,757)
Gain on disposition of properties	—	(28,815)
Consolidated NOI	52,985	50,120

Redeemable noncontrolling interest in consolidated NOI	(1,217)	—
Noncontrolling interest in consolidated NOI	(14,475)	(15,877)
Less: Operating Partnership's interest in Fund NOI included above	(5,037)	(3,844)
Add: Operating Partnership's share of unconsolidated joint ventures NOI (5)	3,959	3,641
NOI - Core Portfolio	$36,215	$34,040

ACADIA REALTY TRUST AND SUBSIDIARIES

Consolidated Balance Sheets (a)

(Dollars in thousands)

	As of
	March 31, 2023	December 31, 2022
ASSETS
Investments in real estate, at cost
Land	$881,717	$817,802
Buildings and improvements	2,995,451	2,987,594
Tenant improvements	235,442	216,899
Construction in progress	13,299	21,027
Right-of-use assets - finance leases	25,086	25,086
	4,150,995	4,068,408
Less: Accumulated depreciation and amortization	(749,627)	(725,143)
Operating real estate, net	3,401,368	3,343,265
Real estate under development	117,914	184,602
Net investments in real estate	3,519,282	3,527,867
Notes receivable, net	123,967	123,903
Investments in and advances to unconsolidated affiliates	191,552	291,156
Other assets, net	200,430	229,591
Right-of-use assets - operating leases, net	36,379	37,281
Cash and cash equivalents	17,125	17,158
Restricted cash	14,257	15,063
Marketable securities	34,227	—
Rents receivable, net	45,934	49,506
Assets of properties held for sale	11,057	11,057
Total assets	$4,194,210	$4,302,582

LIABILITIES
Mortgage and other notes payable, net	$926,918	$928,639
Unsecured notes payable, net	647,101	696,134
Unsecured line of credit	172,587	168,287
Accounts payable and other liabilities	191,837	196,491
Lease liability - operating leases, net	34,361	35,271
Dividends and distributions payable	18,498	18,395
Distributions in excess of income from, and investments in, unconsolidated affiliates	9,376	10,505
Total liabilities	2,000,678	2,053,722
Commitments and contingencies
Redeemable noncontrolling interests	63,269	67,664
EQUITY
Acadia Shareholders' Equity
Common shares, $0.001 par value per share, authorized 200,000,000 shares, issued and outstanding 95,207,514 and 95,120,773 shares, respectively	95	95
Additional paid-in capital	1,945,157	1,945,322
Accumulated other comprehensive income	30,003	46,817
Distributions in excess of accumulated earnings	(304,173)	(300,402)
Total Acadia shareholders’ equity	1,671,082	1,691,832
Noncontrolling interests	459,181	489,364
Total equity	2,130,263	2,181,196
Total liabilities, equity and redeemable noncontrolling interests	$4,194,210	$4,302,582

ACADIA REALTY TRUST AND SUBSIDIARIES

Notes to Financial Highlights:

1.
For additional information and analysis concerning the Company’s balance sheet and results of operations, reference is made to the Company’s quarterly supplemental disclosures for the relevant periods furnished on the Company's Current Report on Form 8-K made available on the Company’s website at www.acadiarealty.com.
2.
Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common shares of the Company were exercised or converted into common shares. The effect of the conversion of units of limited partnership interest (“OP Units”) in Acadia Realty Limited Partnership, the “Operating Partnership” of the Company, is not reflected in the above table; OP Units are exchangeable into common shares on a one-for-one basis. The income allocable to such OP units is allocated on the same basis and reflected as noncontrolling interests in the consolidated financial statements. As such, the assumed conversion of these OP Units would have no net impact on the determination of diluted earnings per share.
3.
The Company considers funds from operations (“FFO”) as defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and net property operating income (“NOI”) to be appropriate supplemental disclosures of operating performance for an equity REIT due to their widespread acceptance and use within the REIT and analyst communities. In addition, the Company believes that given the atypical nature of certain unusual items (as further described below), “FFO Before Special Items” is also an appropriate supplemental disclosure of operating performance. FFO, FFO Before Special Items and NOI are presented to assist investors in analyzing the performance of the Company. They are helpful as they exclude various items included in net income (loss) that are not indicative of the operating performance, such as (i) gains (losses) from sales of real estate properties; (ii) depreciation and amortization and (iii) impairment of real estate properties. In addition, NOI excludes interest expense and FFO Before Special Items excludes certain unusual items (as further described below). The Company’s method of calculating FFO and NOI may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. Neither FFO nor FFO Before Special Items represent cash generated from operations as defined by generally accepted accounting principles (“GAAP”), or are indicative of cash available to fund all cash needs, including distributions. Such measures should not be considered as an alternative to net income (loss) for the purpose of evaluating the Company’s performance or to cash flows as a measure of liquidity.
a.
Consistent with the NAREIT definition, the Company defines FFO as net income (computed in accordance with GAAP) excluding:
i.
gains (losses) from sales of real estate properties;
ii.
depreciation and amortization;
iii.
impairment of real estate properties;
iv.
gains and losses from change in control; and
v.
after adjustments for unconsolidated partnerships and joint ventures.
b.
Also consistent with NAREIT’s definition of FFO, the Company has elected to include:
i.
the impact of the unrealized holding gains (losses) incidental to its main business, including those related to its RCP investments such as Albertsons in FFO.
c.
FFO Before Special Items begins with the NAREIT definition of FFO and adjusts FFO (or as an adjustment to the numerator within its earnings per share calculations) to take into account FFO without regard to certain unusual items including:
i.
charges, income and gains that management believes are not comparable and indicative of the results of the Company’s operating real estate portfolio;
ii.
the impact of the unrealized holding gains (losses) incidental to its main business, including those related to its RCP investments such as Albertsons; and
iii.
any realized income or gains from the Company’s investment in Albertsons.
4.
The Company defines Special Items to include (i) unrealized holding losses or gains (net of noncontrolling interest share) on investments and (ii) transaction and other costs that do not occur in the ordinary course of our underwriting and investing business.
5.
The pro-rata share of NOI is based upon the Operating Partnership’s stated ownership percentages in each venture or Fund’s operating agreement and does not include the Operating Partnership's share of NOI from unconsolidated partnerships and joint ventures within the Funds.